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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Group 1 Automotive, Inc. on Form S-3 of our report dated February 6, 1998 on the financial statements of the Carroll Automotive Group as of December 31, 1997 and for the year then ended included in Group 1 Automotive, Inc.'s Form 8-K filed on May 28, 1998 and to the reference to our Firm under the heading "experts" in the prospectus, which is part of this registration statement.




Crowe, Chizek and Company, LLP

Ft. Lauderdale, Florida
January 26, 1999